Translation:
Share Purchase Agreement

Between: China Wonder Limited (CWO Company), a corporation duly formed under the laws of Jersey with its legal address at PO Box 398, 11 Bath Street, St Helier, Jersey, Channel Islands. Mr. Qiang Hao is authorized as representative by China Wonder Limited ( hereinafter referred to as the “Seller”);

And: Friend Birch Limited, a corporation duly formed under the laws of Hong Kong with its legal address at 21/F, New World Tower, 118 Queens RD Central HK. Mr. Qingdong Zeng is authorized as representative by Friend Birch Limited ( hereinafter referred to as the “Buyer”)

WHEREAS,

1. Creative Legend Group Limited, a corporation duly formed under the laws of BVI with its legal address at Palm Grove House, P.O. Box438, Road Town, Tortola, British Virgin Islands;
2. The Seller is the 100% shareholder of Creative Legend Group Limited, and agrees to sell the 100% shares to the Buyer under the terms and stipulations of this agreement;
3. Under the terms and stipulations of this agreement, the Buyer agrees to purchase 100% shares owned by the Seller in Creative Legend Group Limited.
4. The Seller warranties that he has the all independent right of the selling shares above, on which there are not any pledge, or not involved in any litigation or dispute.
5. The Buyer’s board and the Seller’s board have approved the equity transfer matters of this agreement;
The Buyer and the Seller, pursuant to the principle of equality and mutual benefit and through friendly consultations, hereby enter into this agreement on the fifth date of November, 2010 and reach the agreements as follows.

Article 1 Transfer targets, Consideration and Payments
1.1 The Seller agrees to sell 100％ shares of Creative Legend Group Limited to the Buyer, and the Buyer agrees to purchase the 100％ shares of the Company.
1.2 The Buyer agrees to buy the 100％ shares of Creative Legend Group Limited for a total consideration of RMB 30,000,000.
1.3 The Buyer agrees to pay the total consideration of RMB 30,000,000 before December 31, 2010 after the agreement comes into effect one time.
1.4 The income taxes deriving from the equity transfer should be borne by the Seller.

Article 2 Rights and Obligations of the parties
2.1 when the Seller sells the 100% shares of Creative Legend Group Limited to the Buyer, the rights and the obligations of the selling shares are transferred at the same time, the Buyer bear the all duty from that time.
2.2 The Buyer should fulfill the equity transfer registration, if the Buyer needs the Seller’s assistance, the Buyer should notice the Seller 3 days in advance, and the Seller should provide the necessary assistance according to the notice.
2.3 After the Buyer receives 100 % shares of Creative Legend Group Limited and registers by law, the Buyer will enjoy all the right and assume the obligations.

Article 3 Equity Transfer and Registration
3.1 After the agreement comes into effect, the Seller promises to sign the legal documents according to the Buyer’s requirement.
3.2 When the conditions above are satisfied, the Buyer is in charge of registration, the Seller should assist.
3.3 All the fees of registration should be borne by the Buyer.
3.4 The Buyer should transfer and register the shares in time, otherwise should bear the duty because of the delay.

Article 4 Rights and Obligations of the parties
4.1 The Seller should transfer all the 100% shares of Creative Legend Group Limited to the Buyer, and has the right to acquire all the consideration.
4.2 The Seller should assist the Buyer to transfer and register the 100% shares of Creative Legend Group Limited according the agreement.
4.3 The Buyer has the right to acquire all the 100% shares equity of Creative Legend Group Limited, and should transfer and register the shares equity in time.
4.4 The Buyer should pay the consideration in the manner of installment payment under this Agreement.

Article 5 Liability for Breach of Agreement
5.1 If any party do not perform prescribed or break the agreement, this party should compensate for the entire loss of other party;
5.2 If the Buyer does not perform prescribed Article 1 and delay 15 Calendar days, the Seller has the right to terminate this agreement, and the Buyer should pay the compensation equivalent to 10% Consideration.

Article 6 Dispute resolution
6.1 All the dispute should be settled by friendly consultations, if the two parties can not reach new agreement within 30 days after any party receive the written notice of the dispute, each party has the right to submit the case to Arbitration Institute of the Stockholm Chamber of Commerce in Sweden, who arbitrate in accordance with its procedure rules of arbitration. The arbitration award shall be final and binding on both parties award. The parties shall accept and perform the arbitration, the arbitration fees shall be borne by the losing party.

Article 7 Confidentiality
7.1 Except otherwise agreed by the other party, or required by administrative organization, any party shall not exposed confidential information to the third party.

Article 8 Effectiveness
8.1 The agreement is formed after the signature of representatives, and comes into effect after the approval of the Seller’s and the Buyer’s voting institutions.

Article 9 Force majeure
9.1 If performance of this agreement in whole or in part is prevented, restricted or interfered with by reason of an earthquake, storm, flood, fire, war, strike or any other cause beyond the reasonable control of the parties (“Force Majeure condition”), then the affected party shall provide the other party with a valid evidentiary document setting forth in detail the Force Majeure Condition within fifteen (15) days, its expected duration and the consequences thereof. The parties shall thereafter consult with each other so as to avoid or minimize any adverse effect of any Force Majeure Condition on this Agreement or the transactions contemplated hereunder. However, if a Force Majeure condition lasts for more than three (3) months, the parties shall try their best to avoid or reduce damages cause by negotiation. If the parties cannot agree on a mutually satisfying solution within three (3) months of such negotiation, either party may terminate this Agreement by giving the other party a thirty (30) days written notice of such termination.

Article 10 others
10.1 This Agreement is written and executed in Chinese.
10.2 This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes all prior negotiations, agreements and understandings.
10.3 In case any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions or the remaining applications shall not be affected or impaired.
10.4 The preamble forms an integral part of the present Agreement.
10.5 Any notices, requests, and communications required or provided for under this Agreement shall be in writing and shall be delivered via mail, facsimile or express mail.
10.6 This Agreement shall be executed in 8 copies. The Seller and the Buyer shall each keep 4 copies.
(there is no text below)

The Seller: China Wonder Limited
Authorized Representative:

(signature)

The Buyer: Friend Birch Limited
Authorized Representative:

(signature)